SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [ X ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[ X ] Soliciting Material Pursuant to Section 240.14a-12


                           WILLAMETTE INDUSTRIES, INC.

                             -----------------------

                (Name of Registrant as Specified in its Charter)

                             -----------------------

                              WEYERHAEUSER COMPANY

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules  14a-6(i)(1) and 0-11.
    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    (4)  Proposed maximum aggregate value of transactions:
    (5)  Total fee paid:
___________
[ ] Fee paid previously with preliminary materials.
[ ] Check  box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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    (2)  Form, Schedule or Registration Statement No.:
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    (4)  Date Filed:

EXPLANATORY NOTE

        Originally filed on December 15, 2000. Refiled for EDGAR indexing purposes only.

                                                     [Weyerhaeuser Company logo]

News Release

For Immediate Release

                WEYERHAEUSER COMPANY ANNOUNCES EARLY TERMINATION
                       OF HART-SCOTT-RODINO WAITING PERIOD

FEDERAL WAY, Wash., December 14, 2000 - Weyerhaeuser Company (NYSE: WY) today announced that it has received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with respect to Weyerhaeuser's tender offer for all of the outstanding shares of Willamette Industries, Inc. (NYSE: WLL). The early termination of the Hart-Scott-Rodino waiting period has satisfied one of the conditions to the Weyerhaeuser tender offer.

Steven R. Rogel, chairman, president and chief executive officer of Weyerhaeuser, stated, "We are very pleased to have one of the conditions of our offer satisfied with the early termination of the HSR waiting period. We urge Willamette shareholders to tender their shares and send a message to the board and management of Willamette - this transaction is too compelling to ignore and Willamette's delaying tactics are only costing Willamette shareholders money."

As previously announced, Weyerhaeuser commenced a tender offer on November 29, 2000 for all of the outstanding shares of common stock of Willamette at a price of $48.00 per share, in cash. This price represents a 38 percent premium over the company's closing price on Friday, November 10, the last trading day before Weyerhaeuser's announcement of the proposal, and a premium of approximately 60 percent to Willamette's average share price for the 60 days prior to the announcement.

The tender offer and withdrawal rights are scheduled to expire at 12:00 midnight E.S.T., January 4, 2001, unless extended.

Morgan Stanley Dean Witter is acting as Dealer Manager for the offer, and Innisfree M&A Incorporated is acting as Information Agent.

Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 1999, sales were $12.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com.


                                     -more-

FORWARD-LOOKING STATEMENTS

This news release contains statements concerning the company's future results and performance that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products, which may be tied to the relative strength of various US business segments; performance of the company's manufacturing operations; the types of logs harvested in the company's logging operations; the level of competition from foreign producers; the effect of forestry, land use, environmental and other governmental regulations; and the risk of losses from fires, floods and other natural disasters. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates, particularly the relative value of the US dollar and the Euro, and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

IMPORTANT INFORMATION

Company Holdings, Inc. ("CHI"), a wholly owned subsidiary of Weyerhaeuser Company ("Weyerhaeuser"), has commenced a tender offer for all the outstanding shares of common stock of Willamette Industries, Inc. ("Willamette") at $48.00 per share, net to the seller in cash, without interest. The offer currently is scheduled to expire at 12:00 midnight, New York City time, on Thursday, January 4, 2001. CHI may extend the offer and currently expects that the offer will be extended until the principal conditions to the offer, which are described in the Offer to Purchase forming part of CHI's tender offer statement, are satisfied. If the offer is extended, CHI will notify the depositary for the offer and issue a press release announcing the extension on or before 9:00 a.m. New York City time on the first business day following the date the offer was scheduled to expire.

Investors and security holders are urged to read any proxy statement regarding the proposed business combination transaction referenced in the foregoing information, when it becomes available, because it will contain important information. Each such proxy statement will be filed with the Commission. Investors and security holders may obtain a free copy of the tender offer statement, each such proxy statement (when it is available) and other documents filed by Weyerhaeuser with the Commission at the Commission's website at http://www.sec.gov. The tender offer statement, each such proxy statement (when it is available) and these other documents may also be obtained for free from Weyerhaeuser by directing a request to Kathryn McAuley at (253) 924-2058.

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of shareholders of Willamette by Weyerhaeuser and CHI is available in a filing made by Weyerhaeuser with the Commission pursuant to Rule 14a- 12 on December 12, 2000.

Today's news release, along with other news about Weyerhaeuser, is available on the Internet at http://www.weyerhaeuser.com.

Weyerhaeuser contacts:

  Analysts                                                Media
  Kathryn McAuley        Joele Frank / Jeremy Zweig       Bruce Amundson
  Weyerhaeuser           Joele Frank, Wilkinson           Weyerhaeuser
  (253) 924-2058         Brimmer Katcher                  (253) 924-3047
                         (212) 355-4449